Bateman & Co., Inc., P.C.

Certified Public Accountants

5 Briardale Court

Houston, Texas 77027-2904

(713) 552-9800

FAX (713) 552-9700

www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form 10-SB of Jupiter Enterprises, Inc. of our report dated June 18, 2001, on our audits of the financial statements of Jupiter Enterprises, Inc., as of March 31, 2001 and 2000, and for each of the periods then ended.

BATEMAN & CO., INC., P.C.

Houston, Texas

June 28, 2001

Member

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